Exhibit 10.1(k)

ELEVENTH AMENDMENT TO LEASE

This Eleventh Amendment to Lease (this “Eleventh Amendment”) is made and entered into as of the 27th day of February, 2019 (the “Eleventh Amendment Effective Date”) by and between BOBSON NORWOOD COMMERCIAL, LLC,  a  Massachusetts limited liability company  (the “Landlord”), and ImmunoGen, Inc., a Massachusetts corporation (the “Tenant”).

R E C I T A L S:

WHEREAS, Tenant is the tenant under that certain Lease executed between Tenant and Landlord, as successor to Bobson 333 LLC, dated June 21, 1988, as amended by that certain First Amendment to Lease dated as of May 9, 1991, as further amended by that certain Second Amendment to Lease dated as of August 5, 1997, as further amended by that certain Confirmatory Second Amendment to Lease dated as of September 17, 1997, as further amended by that certain Third Amendment and Partial Termination of Lease dated as of August 8, 2000, as further amended by that certain Fourth Amendment to Lease dated October 3, 2000, as further amended by that certain Fifth Amendment of Lease dated as of June 7, 2001, as further amended by that certain Sixth Amendment of Lease dated as of April 30, 2002, as further amended by that certain Seventh Amendment of Lease dated as of October 20, 2005, as further amended by that certain Eighth Amendment of Lease dated as of February 21, 2007, as further amended by that certain Ninth Amendment of Lease dated as of November 17, 2010, as further amended by that certain Tenth Amendment of Lease dated as of June 27, 2018  (the “Tenth Amendment”; and as amended, the “Lease”), concerning an approximately 43,850 square foot portion (the “Premises”) of the real property located at 321-333 Providence Highway, Norwood, MA (the “Property”).

WHEREAS, Landlord and Tenant desire to amend the Lease to, among other things, accelerate the expiration of the Extension Term, facilitate the orderly transition of the infrastructure, fixtures and equipment, and otherwise accomplish the foregoing objectives and any other objectives described herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1. Defined Terms.  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Lease.    The term “Lease” as used herein shall mean the Lease, as amended by this Eleventh Amendment.

2. Early Termination.  Provided no event of default shall have occurred and is continuing under the Lease, the expiration of the Extension Term shall be February 28, 2019.  All references in the Lease to the “Extension Term” shall mean the period commencing on July 1, 2018 and ending on February 28, 2019.

3. Tenant’s Cooperation. Tenant agrees to provide to the Landlord the manuals and drawings currently stored in Room 182.

4. Lease Ratification.  This instrument and all of the terms and provisions hereof shall be considered for all purposes to be incorporated into and made part of the Lease.  The Lease and each provision, covenant, condition, obligation, right and power contained therein is hereby ratified and confirmed, and, as modified hereby, shall continue in full force and effect.  All references appearing in the Lease and in any related instruments shall be amended and read hereafter to be references to the Lease as amended by this Eleventh Amendment.  In the event of any inconsistencies or conflicts between other provisions of the Lease and the provisions of this Eleventh Amendment, the provisions hereof shall govern and control.  Except as expressly set forth herein, the Lease has not otherwise been modified or amended and remains in full force and effect and is ratified by the parties hereto.

5. Authority.  Landlord represents and warrants to Tenant that Landlord and the person signing on its behalf are duly authorized to execute and deliver this Eleventh Amendment and that this Eleventh Amendment constitutes its legal, valid and binding obligation.  Tenant hereby represents and warrants to Landlord that Tenant and each person signing on its behalf are duly authorized to execute and deliver this Eleventh Amendment, and that this Eleventh Amendment constitutes the legal, valid and binding obligation of Tenant.

6. Brokers.  Landlord and Tenant each represent and warrant that it has dealt with no broker or other party entitled to a commission or broker’s fee in connection with this Eleventh Amendment other than Landlord or Landlord’s managing agent, and hereby agrees to indemnify the other party for any other claims for commissions or broker’s fees by any parties based on the parties dealings in connection with this Eleventh Amendment.

7. Miscellaneous.  This Eleventh Amendment shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.  This Eleventh Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.    Landlord and Tenant acknowledge and agree that the Landlord’s and Tenant’s covenants in the Lease as modified by this Eleventh Amendment are independent.

8. Entire Agreement.  This Eleventh Amendment contains the entire understanding between Landlord and Tenant and supersedes any prior understandings and agreements between them respecting the subject matter of this Eleventh Amendment.  No modification of the Lease as amended by this Eleventh Amendment shall be valid or effective unless in writing and signed by the party against whom the modification is to be enforced.

9. Execution by Facsimile or Electronic Mail.  The parties agree that this Eleventh Amendment may be transmitted between them by facsimile machine or electronic mail and the parties intend that a faxed or emailed Eleventh Amendment containing either the original and/or copies of the signature of all parties shall constitute a binding Eleventh Amendment.

[Remainder of Page Intentionally Blank; Signature Page Follows]

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EXECUTED as an instrument under seal as of the date first above noted.

LANDLORD:

BOBSON NORWOOD COMMERCIAL, LLC, a Massachusetts limited liability company

By: /s/  Richard McCready

Name: Richard McCready

Title: President

TENANT:

ImmunoGen, Inc., a Massachusetts corporation

By: /s/  David G. Foster

   Name: David G. Foster

   Title: Treasurer

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